                                                                     EXHIBIT 8.1
                                                                     -----------


                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                              NEW YORK 10022-3897
                              TEL:  (212) 735-3000
                              FAX:  (212) 735-2000


                                                              September 20, 1999


BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois  60670

BANK ONE Capital I
BANK ONE Capital II
BANK ONE Capital III
BANK ONE Capital IV
BANK ONE Capital V
c/o BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois  60670

               Re:  Registration Statement on Form S-3
                    (Registration No. 333-80903)
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel for BANK ONE CORPORATION, a Delaware corporation (the "Company"), BANK ONE Capital I, BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV, and BANK ONE Capital V, statutory business trusts formed under the laws of the State of Delaware (the "Trusts"), in connection with the above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the

BANK ONE CORPORATION
BANK ONE Capital I-V
September 20, 1999
Page 2

"Commission") for the purpose of registering (i) preferred securities representing undivided beneficial interests in the assets of the Trusts (the "Preferred Securities") and (ii) Junior Subordinated Deferrable Interest Debentures issued by the Company to the Trusts, in connection with the sale of the Preferred Securities.

          We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus Supplement for an offering of Preferred Securities deemed to be part of the Registration Statement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

BANK ONE CORPORATION
BANK ONE Capital I-V
September 20, 1999
Page 3



          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the heading "LEGAL MATTERS" in the Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "UNITED STATES FEDERAL INCOME TAXATION" set forth in the Prospectus Supplement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                         Very truly yours,


     ____________________________________________
     /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP